UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 16, 2018

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

177 West Putnam Avenue, Greenwich CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 11, 2018, Wright Investors’ Service Holdings, Inc., a Delaware corporation (the “Company”), Khandwala Capital Management, Inc., a Connecticut corporation (“Purchaser”), and Amit S. Khandwala (“ASK”) entered into a Stock Purchase Agreement (the “Agreement”).  Pursuant to the Agreement, upon the terms and subject to the satisfaction or waiver of the conditions therein, the Company agreed to sell, and Purchaser agreed to purchase for cash (the “Sale”), all of the issued and outstanding stock of the Company’s wholly-owned subsidiary, The Winthrop Corporation (“Winthrop”).  The purchase price (the “Purchase Price”) for the stock is $6.0 million. The Sale was subject to the approval of the stockholders of the Company, which was received on July 16, 2018 at the annual meeting of stockholders of the Company.  On July 17, 2018 the Company completed the Sale.

This Current Report on Form 8-K is being filed to provide unaudited pro forma financial information for the Company giving effect to the Sale. Specifically, this pro forma financial information gives effect to (i) events that are directly attributable to the sale and factually supportable, regardless of whether they have a continuing impact or are nonrecurring. The pro forma statements of income are prepared based on the Company’s historical statements and adjusted as if the sale occurred on the first day of each period presented and include adjustments which give effect to the events that are (i) directly attributable to the Sale, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable.

The unaudited pro forma financial information is presented for informational purposes only, is based upon estimates by the Company’s management and is not intended to be indicative of actual results of operations or financial position that would have been achieved had the transaction been consummated as of the beginning of each period indicated above or as of March 31, 2018, nor does it purport to indicate results which may be attained in the future.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 11, 2018 and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of stockholders was held on July 16, 2018. The stockholders approved the sale of Winthrop, elected four directors to the board of directors, approved, on an advisory basis, a resolution approving the Company’s named executive officer compensation, approved, on an advisory basis, the frequency of one year for the vote on executive compensation, and ratified the appointment of EisenAmper LLP as independent auditors for fiscal 2018. For the annual meeting there were 19,476,070 shares outstanding and eligible to votes of which 19,080,690 were present at the meeting in person or by proxy. The tabulation for each matter voted upon at the meeting was as follows:

Approve the sale of The Winthrop Corporation:

For	13,444,188
Against	255,594
Abstain	801
Broker Non-Votes	5,380,107

Election of Directors:
	For	Withheld	Broker Non-Votes
Harvey P. Eisen	13,529,550	171,033	5,380,107
Marshall S. Geller	13,520,154	180,429	5,380,107
Richard C. Pfenniger	13,530,784	169,799	5,380,107
Lawrence G. Schafran	13,343,068	357,515	5,380,107

Advisory vote on executive compensation:

For	12,888,356
Against	611,103
Abstain	201,124
Broker Non-Votes	5,380,107

Advisory vote on the frequency of Executive Compensation:

1 year	12,874,607
2 years	73,891
3 years	7,517
Abstain	744,568

Proposal to ratify the appointment of EisnerAmper LLP as independent auditors for 2018:

For	17,359,951
Against	1,368,912
Abstain	351,827

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information for the Company with respect to the transaction is filed as Exhibit 99.2 hereto and is incorporated into this item by reference:

•	Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2018

•	Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2017

•	Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2017

•	Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016

•	Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018

(d) Exhibits.

Exhibit No.	Description

2.1
Stock Purchase Agreement dated April 11, 2018 by and among Khandwala Capital Management, Inc., Amit S. Khandwala and Wright Investors’ Service Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, dated April 11, 2018)

99.1	Press release of Wright Investors' Service Holdings, Inc.

99.2	Unaudited Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Date: July 17, 2018	By:	/s/ Ira J. Sobotko
Name: Ira J. Sobotko
Title: Vice President & Chief Financial Officer